                                                                   EXHIBIT 10.22

                             BUSINESS LOAN AGREEMENT

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   PRINCIPAL       LOAN DATE    MATURITY      LOAN NO.     CALL/COLL      ACCOUNT      OFFICER    INITIALS

 $5,000,000.00     09-09-02     02-15-04      373376963      2000                        024
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

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

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BORROWER:    Niku Corporation                  LENDER:    Mid-Peninsula Bank
             305 Main Street                              Palo Alto Main
             Redwood City, CA  94063                      420 Cowper Street
                                                          Palo Alto, CA  94301
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THIS BUSINESS LOAN AGREEMENT DATED SEPTEMBER 9, 2002, IS MADE AND EXECUTED
BETWEEN NIKU CORPORATION ("BORROWER") AND MID-PENINSULA BANK ("LENDER") ON THE FOLLOWING TERMS AND CONDITIONS. BORROWER HAS RECEIVED PRIOR COMMERCIAL LOANS FROM LENDER OR HAS APPLIED TO LENDER FOR A COMMERCIAL LOAN OR LOANS OR OTHER FINANCIAL ACCOMMODATIONS, INCLUDING THOSE WHICH MAY BE DESCRIBED ON ANY EXHIBIT OR SCHEDULE ATTACHED TO THIS AGREEMENT. BORROWER UNDERSTANDS AND AGREES THAT:
(A) IN GRANTING, RENEWING, OR EXTENDING ANY LOAN HEREUNDER, LENDER IS RELYING UPON BORROWER'S REPRESENTATIONS, WARRANTIES, AND AGREEMENTS AS SET FORTH IN THIS AGREEMENT, AND (B) THE LOAN SHALL BE AND REMAIN SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

TERM. This Agreement shall be effective as of September 9, 2002, and shall continue in full force and effect until such time as the Loan has been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO THE LOAN. On the terms and subject to the conditions set forth in this Agreement, within one business day after the date hereof, Lender will make a term loan to Borrower in the principal sum of Five Million Dollars ($5,000,000) (the "Loan"). Lender's Loan shall be evidenced by the Note, with appropriate entries on Lender's records to reflect the outstanding principal balance owing thereunder following each full or partial repayment thereof, all interest accruing on such Loan, and all Lender's Expenditures, attorneys' fees and expenses, and other fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document. The Loan, all interest, all Lender's Expenditures and all attorneys' and other fees, charges, and other expenses which are from time to time due and payable as specified in this Agreement or any Related Document are and shall be due and payable as set forth in this Agreement and/or any Related Document. Lender is hereby authorized and empowered to pay itself for the Loan, any principal installments from time to time due in connection with the Loan, interest, Lender's Expenditures, and/or any attorneys' and other fees, charges, and other expenses which are from time to time due and payable as specified in this Agreement, the Note, and/or any Related Document and charge same to any deposit or other accounts maintained or established by Borrower with Lender as set forth in this Agreement, the Note and/or any Related Document. Accordingly, on the terms and subject to the conditions hereof and so long as no Event of Default has occurred under the Note, this Agreement, and/or under any of the Related Documents, Lender's obligation to make the Loan under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

        COLLATERAL. To secure the payment of the Loan and the performance of the obligations contained in this Agreement and in any Related Documents, Borrower (and, if required by Lender, its Subsidiaries) shall execute and deliver to Lender the Security Agreement, which Security Agreement shall grant a Security Interest in the Collateral to Lender. Lender's Security interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

        PERFECTION OF SECURITY INTEREST. Borrower shall execute and deliver to Lender financing statements and all documents requested by Lender perfecting Lender's Security Interest and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Lender will be authorized to file one or more UCC financing statements and any similar statements as may be required by applicable law which Lender reasonably determines are necessary to perfect, continue or terminate the security interests in the Collateral. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing and/or filing or recording any documents necessary to perfect or to continue any Security Interest in the Collateral and Borrower hereby consents to and approves of Lender executing and/or filing or recording any documents necessary to perfect or to continue any Security Interest in the Collateral. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrower's name or state of organization (including any change to the assumed business names of Borrower or any merger involving Borrower). Borrower also promptly will notify Lender before any change in Borrower's employer identification number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

        LOAN DOCUMENTS AND APPLICABLE FEES AND CHARGES. In addition to this Agreement, Borrower shall on the date hereof provide to Lender the following documents for the Loan: (1) the Note; (2) the Security Agreement granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's security interest; (4) evidence of insurance as required below; and (5) all Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel. In addition and if required by Lender, Borrower shall have paid Lender all Lender's Expenditures in accordance with the Disbursement Authorization and Request of even date herewith and other fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

        BORROWER'S AUTHORIZATION. Borrower shall have provided in form and substance reasonably satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel may reasonably require.

        PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Lender a fee in the amount of Fifteen Thousand Dollars ($15,000) as consideration for Lender's execution of this Agreement, together with all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

        REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct in all material respects as of the date of the Loan, except for those representations and warranties which specifically refer to an earlier date which shall only be required to be true in all material respects as of such earlier date.

        NO EVENT OF DEFAULT. There shall not exist at the time of the closing of the Loan and/or the advance of funds hereunder a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of the Loan, and at all times any Indebtedness exists:

        ORGANIZATION. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains its principal office at 305 Main Street, Redwood City, CA 94063. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities, except to the extent that failure to so comply would not reasonably be expected to have a material adverse effect on Borrower's financial condition, operations or assets.

        ASSUMED BUSINESS NAMES. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business:
        NONE.

        AUTHORIZATION. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower's articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

        FINANCIAL INFORMATION. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement in accordance with GAAP.

        LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

        PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable and other Permitted Liens, Borrower owns and has good title to all of Borrower's properties (other than properties leased or licensed in the ordinary course of business) free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties (other than for properties leased or licensed in the ordinary course of business). All of Borrower's owned properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

        HAZARDOUS SUBSTANCES. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of Borrower's Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters.
        (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. Prior to an Event of Default, Borrower shall only be required to pay for one inspection test per year. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

        LITIGATION AND CLAIMS. To Borrower's knowledge after a reasonably diligent investigation and inquiry, no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other claim, suit, investigation or proceeding has occurred which, in either case, may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to Lender in writing pursuant to the notice provisions of this Agreement or in Borrower's public filings with the Securities and Exchange Commission.

        TAXES. To the best of Borrower's knowledge, all of Borrower's material tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

        LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing and except for Permitted Liens, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

        BINDING EFFECT. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

        NOTICES OF CLAIMS AND LITIGATION. Promptly inform Lender in writing of
        (1) all material adverse changes in the rate at which Borrower is, on a quarterly basis, incurring operating losses or expending available cash, cash equivalent and marketable securities assets, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially adversely affect the financial condition of Borrower.

        FINANCIAL RECORDS. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times and upon reasonable notice, giving adequate consideration to Borrower's status as a public company with quarterly reporting obligations.

        FINANCIAL INFORMATION. Furnish Lender with the following:

                ADDITIONAL REQUIREMENTS. Borrower agrees to furnish Lender with the following:

                (1) A full copy of Borrower's most recently filed federal income tax return and full copies of all other federal tax returns filed after the date of this Agreement within fifteen (15) days of filing, but in no more than one hundred twenty (120) days after Borrower's fiscal year-end, unless extended in accordance with applicable law.
                (2)     Quarterly submission of Form 10-Q report within fifteen
                        (15) days of filing.
                (3) Quarterly submission of an aged balance of outstanding accounts receivable and accounts payable within fifteen days after the end of each of Borrower's fiscal quarters.
                (4) Annual Form 10-K report within fifteen (15) days of filing.
                (5) Monthly financial statements within fifteen (15) days after the end of each calendar month, including (without limitation) a balance sheet and a profit and loss statement.

        All financial reports required to be provided in accordance with clauses
        (2), (3), (4) and (5) immediately above shall be prepared in accordance with GAAP, applied on a consistent basis (except as noted in the financial statements set forth in such reports), and certified by Borrower as being true and correct, in all material respects.

                ADDITIONAL INFORMATION. Furnish such additional information and statements, as Lender may reasonably request from time to time.

        FINANCIAL COVENANTS. Comply with the following covenants:

                LIQUIDITY REQUIREMENT. Borrower agrees that the aggregate amount of its cash, cash equivalents and marketable securities (excluding for such purposes amounts that are pledged or hypothecated to any third parties or are in a restricted account with Lender as collateral for any specific letter of credit or similar advance by Lender to or for the benefit of Borrower) shall, (1) at the end of Borrower's fiscal quarter ending July 31, 2002, equal at least Twelve Million Dollars ($12,000,000),
                (2) at all times during Borrower's fiscal quarter ending October 31, 2002, equal at least Nine Million Dollars ($9,000,000), (3) at all times during Borrower's fiscal quarter ending January 31, 2003, equal at least Eight Million Five Hundred Thousand Dollars ($8,500,000), and (4) at all times during Borrower's fiscal quarter ending April 30, 2003, equal at least Ten Million Five Hundred Thousand Dollars ($10,500,000). Notwithstanding anything contained herein to the contrary, for compliance purposes compliance with this financial covenant shall be monitored quarterly.

                MINIMUM CASH REQUIREMENTS. Borrower agrees that the ratio of (1) the aggregate amount of its cash, cash equivalents and marketable securities (excluding for such purposes amounts that are pledged or hypothecated to any third parties or are in a restricted account with Lender as collateral for any specific letter of credit or similar advance by Lender to or for the benefit of Borrower) to (2) the outstanding principal balance of the Loan shall at all time be equal to at least 1.25 or higher.

                OPERATING EXPENSES. Borrower shall not incur any Operating Expenses for Borrower's fiscal quarter ending October 31, 2002 in a amount exceeding Eleven Million Three Hundred Thousand Dollars ($11,300,000) for such fiscal quarter, shall not incur Operating Expenses for Borrower's fiscal quarter beginning on November 1, 2002 and ending on January 31, 2003 in an amount exceeding Eleven Million Three Hundred Thousand Dollars ($11,300,000) for such fiscal quarter, and shall not incur Operating Expenses for Borrower's fiscal quarter beginning February 1, 2003 and ending April 30, 2003 in an amount exceeding Eleven Million Dollars ($11,000,000) for such fiscal quarter.

                MINIMUM REVENUE REQUIREMENTS. Borrower agrees that Borrower's revenues from operations (excluding interest income, extraordinary gains, capital gains from the sale of assets outside the ordinary course of business and investment income earned outside the ordinary course of business) shall, (1) equal at least Eleven Million Five Hundred Thousand Dollars ($11,500,000) for Borrower's fiscal quarter ending October 31, 2002, (2) equal at least Twelve Million Five Hundred Thousand Dollars ($12,500,000) for Borrower's fiscal quarter ending January 31,

                2003, and (3) equal at least Eleven Million Five Hundred Thousand Dollars ($11,500,000) for Borrower's fiscal quarter ending April 30, 2003.

                Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct in all material respects.

        INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may reasonably require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such Lender's loss payable or other endorsements as Lender may require.

        INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy.

        OTHER AGREEMENTS. Comply with all terms and conditions of each agreement, the breach or default of which would be reasonably likely to have a material adverse effect on Borrower's financial condition, operations or assets, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any such agreement, except where the failure to so comply with any such agreement would not reasonably be likely to have a material adverse effect on Borrower's financial condition, operations or assets or where the failure to so comply with any such agreement will not result in a material default thereunder or where the agreement in question is a real estate lease which the Borrower is in negotiations to terminate.

        LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations (including termination of real estate leases), unless specifically consented to the contrary by Lender in writing.

        TAXES, CHARGES AND LIENS. Pay and discharge when due all of its material indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits, except for any such obligations, taxes or claims which are being contested in good faith and for which there are adequate reserves.

        PERFORMANCE. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement, except in the case of any default which would not reasonably be likely to have a material adverse effect on Borrower's financial condition, operations or assets.

        OPERATIONS. Continue to employ and maintain a chief executive officer and chief financial officer with substantially the same qualifications and experience as the present chief executive officer and chief financial officer; provide written notice to Lender of any change in such personnel; and conduct its business affairs in a reasonable and prudent manner, except where the failure to so conduct its business affairs would not reasonably be likely to have a material adverse effect on Borrower's financial condition, operations or assets.

        ENVIRONMENTAL STUDIES. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

        COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act, except where noncompliance would not reasonably be likely to have a material adverse effect on Borrower's financial condition, operations or assets. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

        INSPECTION. Permit employees or agents of Lender at any reasonable time, upon reasonable notice giving adequate consideration to Borrower's status as a public company with quarterly reporting obligations, to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

        COMPLIANCE CERTIFICATES. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct in all material respects as of the date of the certificate, except for those representations and warranties which specifically refer to an earlier date which shall only be required to be true in all material respects as of such earlier date and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

        ENVIRONMENTAL COMPLIANCE AND REPORTS. Borrower shall comply in all material respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

        ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests granted pursuant to the Security Agreements.

        DISBURSEMENT OF LOAN PROCEEDS. Lender shall pay and advance the proceeds of the Loan into Borrower's deposit account number 373376901 maintained by Borrower with Lender or to such other deposit or other accounts as Lender may designate that are established and maintained by Borrower with Lender.

        LITIGATION RECOVERIES. If Borrower receives any extraordinary income or revenue from the prosecution, settlement or other resolution of any legal proceedings or arbitrations that, net of fees and expenses, equals or exceeds Five Million Dollars ($5,000,000), Borrower will immediately pay to Lender one-half (1/2) of the then-outstanding balance of the Loan (including the outstanding principal balance, all accrued and unpaid interest, and all accrued and unpaid Lender Expenditures). If Borrower receives any extraordinary income or revenue from the prosecution, settlement or other resolution of any legal proceedings or arbitrations that is less than Five Million Dollars ($5,000,000), Borrower will immediately pay to Lender one-half (1/2) of the amount of such extraordinary income or revenue from the prosecution, settlement or other resolution, net of fees and expenses, and Lender will apply same to the then-outstanding balance of the Loan (including the outstanding principal balance, all accrued and unpaid interest, and all accrued and unpaid Lender Expenditures).

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or
(C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially adversely affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures ("Lender's Expenditures") incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such Lender's Expenditures will become a part of the Indebtedness and, at Lenders option will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, from and after the date hereof, Borrower shall not, and shall not permit any Subsidiary of Borrower to, without the prior written consent of Lender:

        INDEBTEDNESS AND LIENS. (1) Except for trade debt incurred in the normal course of business, Permitted Indebtedness and Indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens and except for sales, leases or licenses of any intellectual property rights embodied in products of Borrower and its Subsidiaries and dispositions of office fixtures and equipment consistent with the ordinary course of Borrower's business), or (3) sell with recourse any of Borrower's Accounts, except to Lender.

        CONTINUITY OF OPERATIONS. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock).

        LOANS, ACQUISITIONS AND GUARANTIES. (1) Loan, invest in or advance money or assets, except for Permitted Investments, (2) purchase, create or acquire any interest in any other enterprise or entity, except for Permitted Investments, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

DEFAULT. Each of the following shall constitute an Event of Default under this
Agreement:

        PAYMENT DEFAULT. Borrower fails to make any payment of principal when due or of interest or fees within five (5) days of when due under the Loan.

        COVENANT DEFAULT. A default or breach shall occur in Borrower's obligations under the section entitled "Financial Covenants."

        DEFAULT IN FAVOR OF THIRD PARTIES. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially adversely affect Borrower's financial condition, operation or assets or Borrower's ability to repay the Loans or perform its obligations under this Agreement or any of the Related Documents.

        FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time of the closing of the Loan and/or the time of advancing any funds thereunder.

        INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

        DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents granting Security Interests in Collateral ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

        CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

        CHANGE IN OWNERSHIP. The acquisition by any individual (other than the Company's chief executive officer) or entity of fifty-one percent (51%) or more of the common stock of Borrower.

        ADVERSE CHANGE. Lender believes the prospect of payment or performance of this Note is impaired.

        OTHER DEFAULTS. Either (a) Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement and such failure continues for ten (10) days after the date of written notice from Lender identifying such failure and/or (b) an Event of Default (as defined in such agreement) occurs in any of the Related Documents or under any other agreement between Lender and Borrower.

        RIGHT TO CURE. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

EXHIBIT A. Exhibit A is attached to this Agreement and, by this reference, is made a part of this Agreement just as if all of the provisions, terms, and conditions of Exhibit "A" had been fully set forth in this Agreement.

DEPOSIT RELATIONSHIP. Borrower agrees that until such time as Borrower is no longer subject to the terms of this Agreement, any Related Document, any other credit agreement(s) with Lender, Borrower shall maintain all of its cash and cash equivalents in accounts established and maintained with Lender and Borrower's primary deposit account(s) will be placed and maintained with Lender, or a bank affiliated with Lender, except for amounts as may be reasonably be required for the operation and maintenance of Borrower's operations outside of the Untied States.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

        AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged with or bound by the alteration or amendment.

        ATTORNEYS' FEES; EXPENSES. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

        CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

        CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

        GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF CALIFORNIA. THIS AGREEMENT HAS BEEN ACCEPTED BY BORROWER AND LENDER IN THE STATE OF CALIFORNIA.

        CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Clara County, State of California.

        NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

        NOTICES. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address.

        SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

        SUBSIDIARIES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's Subsidiaries. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's Subsidiaries.

        SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of Borrower shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

        SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that in extending the Loan Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

        TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

        ACCOUNT. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower or any of its consolidating Subsidiaries that has guaranteed the Indebtedness, which guaranty shall be in a form and content prepared by and acceptable to Lender, and that has granted a security interest to Lender in such Accounts, which security interest shall be in a form and content prepared by and acceptable to Lender (or to a third party grantor acceptable to Lender).

        AGREEMENT. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

        BORROWER. The word "Borrower" means Niku Corporation.

        BUSINESS DAY. The words "Business Day" mean a day on which commercial banks are open in the State of California.

        COLLATERAL. The word "Collateral" means (i) the Collateral, as such term is defined in the Security Agreement and, (ii) as applicable, any other Collateral ("Other Collateral") from time to time pledged as collateral for the Loan.

        ENVIRONMENTAL LAWS. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of l960, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

        EVENT OF DEFAULT. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

        GAAP. The word "GAAP" means generally accepted accounting principles.

        GRANTOR. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation Borrower.

        HAZARDOUS SUBSTANCES. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

        INDEBTEDNESS. The word "Indebtedness" means the Indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other Indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

        LENDER. The word "Lender" means Mid-Peninsula Bank, its successors and assigns.

        LOAN. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower made pursuant to this Agreement or described on any exhibit or schedule attached to this Agreement from time to time, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions thereof.

        NOTE. The word "Note" means the promissory note dated September 9, 2002, executed by Borrower, and initially in the principal amount of $5,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note or this Agreement.

        OPERATING EXPENSES. The words "Operating Expenses" mean (without repetition) the sum of (i) cost of license revenue and cost of services revenue, (ii) sales and marketing operating expenses, (iii) research and development operating expenses and (iv) general and administrative operating expenses, determined in accordance with GAAP and set forth on Borrower's financial statements.

        PERMITTED ACQUISITIONS. The words "Permitted Acquisitions" mean an acquisition (whether pursuant to an acquisition of stock, assets or otherwise) by Borrower of any entity or the assets of any entity which meets all of the following conditions: (i) the purchase price paid by Borrower pursuant to such acquisition consists solely of securities of Borrower; (ii) such entity is primarily engaged in a similar line of business as Borrower as of the date of this Agreement; (iii) more than 80 percent of the assets acquired or owned by the entity being acquired are located in the United States and such entity (in the case of a stock acquisition) is organized under the laws of the United States or a state thereof; (iv) immediately before and after giving effect to such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom; (v) Borrower shall have delivered to Lender a pro forma financial statement for the period of four full fiscal quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered to Lender) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the financial covenants and ratios set forth above and in compliance with the financial ratios contained in any Related Documents; and (vi) Lender shall have received a true and complete copy of each purchase agreement, and all other material documents and instruments delivered in connection with the consummation of any Permitted Acquisition (the delivery of which would not violate any confidentiality obligations).

        PERMITTED INDEBTEDNESS. The words "Permitted Indebtedness" mean:

        (a) unsecured indebtedness (i) incurred in the ordinary course of business of Borrower or its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of Borrower or such Subsidiary) and (ii) in respect of any performance, surety or appeal bonds provided in the ordinary course of business, which bonds are issued in accordance with an agreement approved by Lender;

        (b) indebtedness of any Subsidiary owing to Borrower or any other Subsidiary, which is not forgiven or otherwise discharged for any consideration other than payment in full or in part in cash;

        (c) indebtedness of Borrower and its Subsidiaries in respect of purchase money indebtedness for property and equipment purchased in the ordinary course of business consistent any capital budget; and

        (d) indebtedness of Borrower and its Subsidiaries in respect of capitalized leases for equipment not in excess of the initial purchase price of such equipment.

        PERMITTED INVESTMENTS. The words "Permitted Investments" mean:

        (a) loans to officers and other key employees of Borrower and its Subsidiaries which (i) are made as book entries and in which no cash is actually advanced and which are made to permit the purchase of securities of Borrower and are secured by such securities and (ii) are made in cash in amounts not exceeding two hundred fifty thousand dollars ($250,000) in any one transaction and not exceeding (in the aggregate) one million dollars ($1,000,000) for all such transactions outstanding at any time;

        (b) (i) investments of cash balances in cash equivalents and short term investments, consistent with any investment guidelines and practices in effect on the date of this Agreement or as may from time to time be approved by Lender in writing and (ii) repurchases of common stock (1) pursuant to any agreements with employees providing for such repurchase at the time of execution thereof at a purchase price not exceeding the lesser of the fair market value of such stock or the purchase price for same actually paid by the employee and (2) pursuant to Borrower's share repurchase program in effect on the date of this Agreement or in accordance with such other program as may from time to time be approved by Lender in writing;

        (c) without duplication, investments to the extent permitted as Permitted Indebtedness;

        (d) investments by way of contributions to capital or purchases of equity by Borrower in any Subsidiary that has guaranteed the Indebtedness, which guaranty shall be in a form and content prepared by and acceptable to Lender;

        (e) investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price (or license or other similar fee) of goods or services, in each case in the ordinary course of business; and

        (f) Investments by way of Permitted Acquisitions in companies that have guaranteed the Indebtedness, which guaranty shall be in a form and content prepared by and acceptable to Lender.

        PERMITTED LIENS. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness (or other indebtedness) owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, landlords, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens of lessors in respect of equipment and other operating and capital leases of property leased in the ordinary course of business; (6) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; (7) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets; and (8) judgment liens (x) in an aggregate amount not exceeding at any time $500,000 that have been outstanding less than 45 days, or (y) are covered by adequate insurance, or (z) the execution of which has been stayed.

        RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

        SECURITY AGREEMENT. The words "Security Agreement" mean (i) the Commercial Security Agreement dated as of the date hereof and, (ii) in respect of any Other Collateral that may from time to time be pledged as collateral for the Loan, any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest in such Other Collateral.

        SECURITY INTEREST. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

        SUBSIDIARY. Subsidiary means any corporation, limited liability company, limited partnership or other similar entity which is either eligible to be consolidated with Borrower in accordance with GAAP on the financial statements of Borrower or in which Borrower either directly or indirectly holds 50% or more of the outstanding capital stock, membership interests, partnership interest, or any other indicia of ownership.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED SEPTEMBER 9, 2002.

BORROWER:


NIKU CORPORATION


By:      /s/ Joshua Pickus
    -------------------------------------
    Joshua Pickus, Chief Financial Officer
    of Niku Corporation


LENDER:


MID-PENINSULA BANK


By:      /s/ V. Michelle Titus
    -------------------------------------
    V. Michelle Titus, Senior Vice President

                  NONE OF THESE TERMS ARE USED IN THIS DOCUMENT

                          COMMERCIAL SECURITY AGREEMENT


----------------------------------------------------------------------------------------------------------
   PRINCIPAL       LOAN DATE    MATURITY      LOAN NO.     CALL/COLL      ACCOUNT      OFFICER    INITIALS

 $5,000,000.00     09-09-02     02-15-04      373376963      2000                        024

----------------------------------------------------------------------------------------------------------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

------------------------------------------------------------------------------
BORROWER:    Niku Corporation                  LENDER:    Mid-Peninsula Bank
             305 Main Street                              Palo Alto Main
             Redwood City, CA  94063                      420 Cowper Street
                                                          Palo Alto, CA  94301
------------------------------------------------------------------------------

        THIS COMMERCIAL SECURITY AGREEMENT is entered into between Niku Corporation (referred to below as "Grantor") and Mid-Peninsula Bank (referred to below as "Lender") as of September 9, 2002. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

        1. DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

               1.1. AGREEMENT. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

               1.2. COLLATERAL. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

               ALL INVENTORY, CHATTEL PAPER, ACCOUNTS, EQUIPMENT, GENERAL INTANGIBLES, MONEY OR DEPOSIT ACCOUNTS (INCLUDING, WITHOUT LIMITATION, DEPOSIT ACCOUNT NUMBERS 373376901, 3733376902, 373376905 MAINTAINED BY GRANTOR WITH LENDER), ANY OTHER ASSETS OF GRANTOR IN WHICH LENDER RECEIVES A SECURITY INTEREST, OR WHICH HEREAFTER COME INTO THE POSSESSION, CUSTODY OR CONTROL OF LENDER, AND ALL PROCEEDS THEREOF

               In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

               (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

               (b) All products and produce or any of the property described in this Collateral section.

               (c) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

               (d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section (the "Proceeds").

               (e) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

               1.3. EVENT OF DEFAULT. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "Events of Default."

               1.4. GRANTOR. The word "Grantor" means Niku Corporation, its successors and assigns.

               1.5. INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement, under the Note, under the Business Loan Agreement and/or under any of the Related Documents. In addition, the word "Indebtedness" includes all other obligations, debts and liabilities, plus interest thereon, of Grantor, or any one or more of them, to Lender, as well as all claims by Lender against Grantor, or any one or more of them, whether existing now or later, whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with others; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable. (Initial Here _______)

               1.6. LENDER. The word "Lender" means Mid-Peninsula Bank, its successors and assigns.

               1.7. NOTE. The word "Note" means that certain promissory note dated as of September 9,, 2002, in the principal amount of $5,000,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Note. The words "Business Loan Agreement" mean that certain Business Loan Agreement dated September 9, 2002.

               1.8. RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the loans made pursuant to the Business Loan Agreement.

               1.9. SUBSIDIARY. Subsidiary means any corporation, limited liability company, limited partnership or other similar entity which is either eligible to be consolidated with Grantor in accordance with GAAP on the financial statements of Grantor or in which Grantor either directly or indirectly holds 50% or more of the outstanding capital stock, membership interests, partnership interest, or any other indicia of ownership.

        2. OBLIGATIONS OF GRANTOR. Grantor warrants and covenants to Lender as follows:

               2.1. PERFECTION OF SECURITY INTEREST. Grantor authorizes Lender to file such financing statements and to take whatever other actions are reasonably requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender, any and all of the documents evidencing or constituting the Collateral and/or that are reasonably requested by Lender to perfect and continue Lender's security interest in the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender.

Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lenders' security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name (including any change to the assumed business names of Grantor) or Grantor's state of organization (including any change in the State of organization resulting from a merger or reorganization of Grantor). This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.

               2.2. NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

               2.3. ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Lender in writing.

               2.4. LOCATION OF THE COLLATERAL. Grantor, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (a) all real property owned or being purchased by Grantor; (b) all real property being rented or leased by Grantor; (c) all storage facilities owned, rented, leased, or being used by Grantor; and (d) all other properties where tangible Collateral is or may be located. Except in the ordinary course of its business, Grantor shall not remove the tangible Collateral from its existing locations without the prior written consent of Lender.

               2.5. REMOVAL OF COLLATERAL. Grantor shall keep the tangible Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above or at such other locations as may be acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the tangible Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other mobile property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of California, without the prior written consent of Lender.

               2.6. TRANSACTIONS INVOLVING COLLATERAL. Except for inventory sold or accounts collected in the ordinary course of Grantor's business (and except for sales, leases or licenses of any intellectual property rights embodied in products of Grantor and its subsidiaries and dispositions of office fixtures and equipment in the ordinary course of business), Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell, lease or license inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debtor any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement and except for Permitted Liens (as defined in the Business Loan Agreement), without the prior written consent of

Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, from and after an Event of Default, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

               2.7. TITLE. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and except for Permitted Liens. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement (or by any predecessor to this Agreement) or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

               2.8. COLLATERAL SCHEDULES AND LOCATIONS. As often as Lender shall reasonably require, and insofar as the Collateral consists of accounts and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory and equipment, Grantor shall deliver to Lender, as often as Lender shall reasonably require, such lists, descriptions, and designations of such Collateral as Lender may reasonably require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its Subsidiaries.

               2.9. MAINTENANCE AND INSPECTION OF COLLATERAL. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times and upon reasonable notice giving adequate consideration to Grantor's status as a public company with quarterly reporting obligations to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

               2.10. TAXES, ASSESSMENTS AND LIENS. Grantor will pay when due all material taxes, assessments and liens upon the Collateral, its use or operation, except those presently being or to be contested by Grantor in good faith in the ordinary course of business and for which adequate reserves have been provided. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

               2.11. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, except where the failure to so comply would not reasonably be likely to have a material adverse effect on the financial condition, operations or assets of Borrower or Grantor, including the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

               2.12. HAZARDOUS SUBSTANCES. Grantor represents and warrants that Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby
(a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnity shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

        3. INSURANCE.

               3.1. MAINTENANCE OF CASUALTY INSURANCE. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insured's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

               3.2. APPLICATION OF INSURANCE PROCEEDS. Grantor shall promptly notify Lender of any loss or damage to Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued Proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

               3.3. INSURANCE RESERVES. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

               3.4. INSURANCE REPORTS. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

        4. GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until the occurrence of an Event of Default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until the occurrence of an Event of Default, Grantor may collect any of the Collateral consisting of accounts. At any time after an Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

        5. EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral and may make advances under either this Agreement, the Note, the Business Loan Agreement, or any Related Documents (as Lender may determine) in connection with same. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note, the Business Loan Agreement or the Related Documents with respect to which it is so advanced (the "Applicable Expenditure Rate") from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of such Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of such Note, or (c) be treated as a balloon payment which will be due and payable at such Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

        6. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

               6.1. DEFAULT ON INDEBTEDNESS. Failure of Grantor to make any payment when due on the Indebtedness.

               6.2. COVENANT DEFAULT. A default or breach shall occur in Borrower's obligations under the section of either Business Loan Agreement entitled "Financial Covenants".

               6.3. DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect Borrower's or Grantor's financial condition, operations or assets or Borrower's or Grantor's ability to repay the Indebtedness or perform their respective obligations under this Agreement or any of the Related Documents.

               6.4. FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement, either Note or the Related Documents is false or misleading in any material respect, either now or, at the time of the closing of the Loan and/or the advance of funds under the Business Loan Agreement.

               6.5. DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents granting Security Interests in the Collateral ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

               6.6. INSOLVENCY. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

               6.7. CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor or Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

               6.8 ADVERSE CHANGE. Lender believes that the prospect of payment or performance of the Indebtedness is materially impaired.

               6.9 OTHER DEFAULTS. Either (a) the failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement and such failure continues for ten (10) days after the date of written notice from Lender identifying such failure or (b) an Event of Default (as such term is defined in the Business Loan Agreement) occurs under either Business Loan Agreement, under any such Related Documents, or under any other agreement between Lender and either Borrower or Grantor.

        7. RIGHTS TO CURE. If any default, other than a Default on Indebtedness, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) it Grantor, after Lender sends written notice demanding cure of such default, (a) cures the default within fifteen (15) days; or (b), if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

        8. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code. In addition and without limitation, if an Event of Default occurs Lender may exercise any one or more of the following rights and remedies:

               8.1. ACCELERATE INDEBTEDNESS. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice.

               8.2. ASSEMBLE COLLATERAL. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

               8.3. SELL THE COLLATERAL. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days, or such lesser time as required by state law, before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Applicable Expenditure Rate from date of expenditure until repaid.

               8.4. APPOINT RECEIVER. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Applicable Expenditure Rate from date of expenditure until repaid.

               8.5. COLLECT REVENUES, APPLY ACCOUNTS. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor, change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

               8.6. OBTAIN DEFICIENCY. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

               8.7. APPLICATION AND LIQUIDATION OF DEPOSIT ACCOUNTS. Without limiting any rights Lender may have under the Note to obtain payment of any of the Indebtedness and/or to pay itself for any Advances (as defined in the Business Loan Agreement), interest, Lender's Expenditures (as defined in the Business Loan Agreement), and/or any attorneys' and other fees, charges, and other expenses which are from time to time due and payable by Grantor and/or Borrower to Lender under the Note, the Business Loan Agreement, or any Related Documents and charge same to any deposit or other accounts maintained or established by Borrower with Lender, without constituting a retention of Collateral in satisfaction of an obligation within the meaning of Sections 9620, 9621, and/or 9624 of the California Commercial Code or an action under California Code of Civil Procedure Section 726, Lender may apply any and all amounts maintained by Borrower with Lender as deposit accounts (as that term is defined under Section 9102 of the Code) or other accounts against the Indebtedness.

               8.8. OTHER RIGHTS AND REMEDIES. Lender shall have all the rights and remedies of a secured creditor under the provisions of the California Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

               8.9. CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

        9. CONSENT TO LOAN PARTICIPATION. Grantor agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Indebtedness to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Grantor or about any other matter relating to the Indebtedness, and Grantor hereby waives any rights to privacy Grantor may have with respect to such matters. Grantor additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Grantor also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Indebtedness and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Grantor further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Grantor's obligation under the Indebtedness irrespective of the failure or insolvency of any holder of any interest in the Indebtedness. Grantor further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Grantor may have against Lender.

        10. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

               10.1. AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

               10.2. APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of the county of Santa Clara, State of California. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

               10.3. ATTORNEYS' FEES; EXPENSES. Grantor agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court Costs and such additional fees as may be directed by the court.

               10.4. CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

               10.5. NOTICES. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor will keep Lender informed at all times of Grantor's current address(es).

               10.6. POWER OF ATTORNEY. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and affect until renounced by Lender.

               10.7. PREFERENCE PAYMENT. Any monies Lender pays because of an asserted preference claim in any bankruptcy of Borrower or Grantor will become a part of the Indebtedness and, at Lender's option, shall be payable by Grantor as provided above in the "EXPENDITURES BY LENDER" paragraph.

               10.8. SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

               10.9. SUCCESSOR INTERESTS. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

               10.10. WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender is exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withhold in the sole discretion of Lender.

               10.11. WAIVER OF CO-OBLIGOR'S RIGHTS. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

               10.12. SUBSIDIARIES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's Subsidiaries. Lender shall have the right, in its sole discretion, to require any Subsidiaries existing on the date hereof and any Subsidiaries formed or acquired after the date of this Agreement to execute and deliver a security agreement (in a form and content substantially similar to this Agreement, as from time to time amended) wherein such Subsidiary grants a security interest in all collateral of such Subsidiary that is substantially similar to the Collateral encumbered by this Agreement. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any loan or other financial accommodation to any of Borrower's Subsidiaries.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS AS OF SEPTEMBER 9, 2002.


GRANTOR:

Niku Corporation


By:      /s/ Joshua Pickus
   --------------------------------------
   Joshua Pickus, Chief Financial Officer
   of Niku Corporation

                                 PROMISSORY NOTE

----------------------------------------------------------------------------------------------------------
   PRINCIPAL       LOAN DATE    MATURITY      LOAN NO.     CALL/COLL      ACCOUNT      OFFICER    INITIALS

 $5,000,000.00     09-09-02     February      373376963    2000                        024
                                15, 2004
----------------------------------------------------------------------------------------------------------

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

------------------------------------------------------------------------------
BORROWER:    Niku Corporation                  LENDER:    Mid-Peninsula Bank
             305 Main Street                              Palo Alto Main
             Redwood City, CA  94063                      420 Cowper Street
                                                          Palo Alto, CA  94301
------------------------------------------------------------------------------

PRINCIPAL AMOUNT: $5,000,000.00   RATE: 7.500%   DATE OF NOTE: SEPTEMBER 9, 2002


PROMISE TO PAY. IN ACCORDANCE WITH THE COVENANTS, TERMS AND CONDITIONS OF THIS NOTE, NIKU CORPORATION, A DELAWARE CORPORATION ("BORROWER") PROMISES TO PAY TO MID-PENINSULA BANK ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FIVE MILLION & 00/100 DOLLARS ($5,000,000.00). BORROWER PROMISES TO PAY INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE UNDER THE BUSINESS LOAN AGREEMENT. INTEREST SHALL BE CALCULATED FROM THE DATE THE PRINCIPAL BALANCE IS ADVANCED UNDER THE BUSINESS LOAN AGREEMENT UNTIL REPAYMENT OF SUCH AMOUNT.

PAYMENT. BORROWER MAY REPAY ALL OR ANY PORTION OF THE AMOUNT OF THIS LOAN AT ANY TIME (TOGETHER WITH ACCRUED BUT UNPAID INTEREST THEREON), BUT IN ANY CASE SHALL PAY ALL OUTSTANDING AMOUNTS ON FEBRUARY 15, 2004. The principal amount of this Note (or so much thereof as may then be outstanding), all interest, all Lender's Expenditures (as defined in the Business Loan Agreement) of even date herewith and all attorneys' and other fees, charges, and other expenses which are from time to time due and payable as specified in this Agreement or any Related Document are and shall be due and payable by February 15, 2004 (the "Maturity Date") or earlier in accordance with the terms of this Note, the Business Loan Agreement or any Related Document. Lender is hereby authorized and empowered to pay itself for this loan, interest, Lender's Expenditures, and/or any attorneys' and other fees, charges, and other expenses which are from time to time due and payable as specified in this Note, the Business Loan Agreement, and/or any Related Document and charge same to any deposit or other accounts maintained or established by Borrower with Lender and/or to make advances under this Note, the Business Loan Agreement, or any Related Document in connection with same as set forth in this Note, the Business Loan Agreement and/or any Related Document. Absent any demand or payment by Lender to itself in accordance with the authority contained in this Note, BORROWER WILL PAY REGULAR QUARTERLY PAYMENTS OF PRINCIPAL IN THE AMOUNT OF TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) PER QUARTER AND REGULAR QUARTERLY PAYMENTS OF ALL ACCRUED UNPAID INTEREST DUE ON THE PRINCIPAL AMOUNT FROM TIME TO TIME OUTSTANDING DURING SUCH QUARTER, THE FIRST OF WHICH SHALL BE DECEMBER 2, 2002, WITH ALL SUBSEQUENT PAYMENTS OF PRINCIPAL AND INTEREST TO BE DUE EVERY THREE (3) MONTHS AFTER THAT UNTIL THE EARLIER OF THE DATE OF DEMAND FOR FULL PAYMENT BY LENDER IN ACCORDANCE WITH THE TERMS OF THIS NOTE, THE BUSINESS LOAN AGREEMENT AND/OR ANY RELATED DOCUMENT OR THE MATURITY DATE. ON THE EARLIER OF THE DATE OF DEMAND FOR FULL PAYMENT BY LENDER IN ACCORDANCE WITH THE TERMS OF THIS NOTE, THE BUSINESS LOAN AGREEMENT AND/OR ANY RELATED DOCUMENT OR THE MATURITY DATE, THE THEN-OUTSTANDING PRINCIPAL BALANCE, ALL ACCRUED AND UNPAID INTEREST, AND ALL ACCRUED AND UNPAID LENDER EXPENSES WILL BE DUE AND PAYABLE. UNLESS OTHERWISE AGREED OR REQUIRED BY APPLICABLE LAW, PAYMENTS WILL BE APPLIED FIRST TO UNPAID COLLECTION COSTS AND LATE CHARGES, NEXT TO ACCRUED UNPAID INTEREST, THEN ANY REMAINING AMOUNT TO PRINCIPAL. THE ANNUAL INTEREST RATE FOR THIS NOTE IS COMPUTED ON A 365/360 BASIS; THAT IS, BY APPLYING THE RATIO OF THE ANNUAL INTEREST RATE OVER A YEAR OF 360 DAYS, MULTIPLIED BY THE OUTSTANDING PRINCIPAL BALANCE, MULTIPLIED BY THE ACTUAL NUMBER OF DAYS THE PRINCIPAL BALANCE IS OUTSTANDING. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST RATE. The interest rate on this Note is and shall be seven and one-half percent (7.5%) per annum, compounded daily. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of the amounts outstanding at any time under this Note, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $250.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of principal and accrued unpaid interest thereafter due, but will be applied in the inverse order such principal payments would otherwise be due in order to reduce the amount of principal due at maturity. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Mid-Peninsula Bank, Palo Alto Main, 420 Cowper Street, Palo Alto, CA 94301.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT.

INTEREST AFTER DEFAULT. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity. Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 4.000 percentage points over the interest rate that would have been applicable had no such Event of Default occurred.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

        PAYMENT DEFAULT. Borrower fails to make any payment of principal when due or of interest within five (5) days of when due under this Note.

        COVENANT DEFAULT. A default or breach shall occur in Borrower's obligations under the section of the Business Loan Agreement entitled "Financial Covenants" or an event or condition exists and is continuing that, with the passage of time, the giving of notice or both would constitute breach or default under such section.

        DEFAULT IN FAVOR OF THIRD PARTIES. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially adversely affect Borrower's financial condition, operations or assets or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

        FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time of the closing of the Loan and/or the time of advancing any funds hereunder.

        INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

        CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

        CHANGE IN OWNERSHIP. Any individual or entity (other than Borrower's chief executive officer) shall acquire fifty-one percent (51%) or more of the common stock of Borrower.

        ADVERSE CHANGE. Lender believes the prospect of payment or performance of this Note is impaired.

        OTHER DEFAULTS. Either (a) Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note and such failure continues for ten (10) days after the date of written notice from Lender identifying such failure and/or (b) an Event of Default (as defined in such agreement) occurs in any of the Related Documents or in any other agreement between Lender and Borrower.

        CURE PROVISIONS. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF CALIFORNIA. THIS NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Santa Clara County, State of California.

COLLATERAL. Borrower acknowledges this Note is secured by the Collateral, as described in that certain Commercial Security Agreement dated September 9, 2002.

BUSINESS LOAN AGREEMENT. In addition to the terms and conditions contained in the Note, the debt evidenced by this Note is also subject to the terms and conditions contained in that certain Business Loan Agreement dated as of September 9, 2002, executed by Borrower in favor of Lender.

SUCCESSOR INTERESTS. The terms of this Note shell be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, Borrower shall not be released from liability. Borrower agrees that Lender may renew or extend (repeatedly and for any length of time) this Note and/or the Business Loan Agreement or release any party or collateral; or impair, fail to realize upon or perfect Lender's security interest in the Collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.


BORROWER:


NIKU CORPORATION


BY: /S/ JOSHUA PICKUS
   ---------------------------------------
    JOSHUA PICKUS, CHIEF FINANCIAL OFFICER
    OF NIKU CORPORATION